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                                   EXHIBIT 21


                           Subsidiaries of Registrant

          SUBSIDIARY                                  JURISDICTION

Transmation Singapore Pte. Ltd.                       Singapore


Transmation (Canada) Inc.                             Canada


Transcat, FSC                                         U.S. Virgin Islands


MetersandInstruments.com                              New York